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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        ALPHA TECHNOLOGIES GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        ALPHA TECHNOLOGIES GROUP, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 26, 1999

TO THE STOCKHOLDERS OF ALPHA TECHNOLOGIES GROUP, INC.:

  The 1999 Annual Meeting of the Stockholders (the "Annual Meeting") of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Wednesday, May 26, 1999, at 750 Lexington Avenue, 27th Floor, New York, NY 10022 for the following purposes:

    1. To elect six directors to the Board of Directors who will each serve for a term of one year and until their successors have been elected and qualified.

    2. To approve an amendment to the Company's 1994 Stock Option Plan.

    3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  Only stockholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the Annual Meeting.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED THEREFOR. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                          By Order of the Board of Directors,
                                          /s/ Lawrence Butler
                                          Lawrence Butler,
                                          President and Chief Executive
                                           Officer

April 29, 1999

                        ALPHA TECHNOLOGIES GROUP, INC.
                       9465 Wilshire Boulevard Suite 980
                            Beverly Hills, CA 90212

                               ----------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company" or "Alpha"), will be held at 10:00 a.m. on Wednesday, May 26, 1999, at 750 Lexington Avenue, 27th Floor, New York, NY 10022. The enclosed proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the enclosed proxy (the "Proxy Materials") are first being mailed to stockholders of the Company on or about April 29, 1999.

Voting, Proxies and Revocation of Proxies

  Shares represented at the Annual Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned proxy, the proxy holders intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the stockholders as set forth herein, and in accordance with their best judgment on any other matter which may properly come before the meeting. The Annual Meeting has been called to elect six directors and to approve an amendment to the Company's 1994 Stock Option Plan. Management knows of no other business that is currently contemplated to be conducted at the Annual Meeting. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to its exercise by filing a written instrument revoking the proxy with the Secretary of the Company; filing a duly executed proxy bearing a later date with the Secretary of the Company; or attending the Meeting and voting in person. However, mere attendance at the Meeting will not, in and of itself, revoke a proxy.

  The cost for the solicitation of proxies is being borne by the Company. Such solicitation is being made by mail and, in addition, may be made by directors, officers and regular employees of the Company, either in person or by telephone or telegram, without additional compensation for such services. The Proxy Materials will also be distributed to brokerage houses, fiduciaries, custodians and other like parties for distribution to the beneficial owners of capital stock of the Company and the Company will reimburse such parties for their out-of-pocket expenses relating thereto.

Shares Entitled to Vote

  The Company's only outstanding class of voting securities is its common stock, $.03 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting. No stockholder is entitled to cumulative voting rights.

  Only stockholders of record at the close of business on April 23, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 6,933,953 shares of Common Stock issued and outstanding.

  The stock ledger of the Company (arranged alphabetically, showing the address of each shareholder of record entitled to vote at the meeting and the number of shares registered in the shareholder's name) will be available for inspection at the Company's office at 750 Lexington Avenue, 27th Floor, New York, NY 10022 by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours from May 14, 1999 until the Annual Meeting date.

  A stockholder who is a beneficial owner, but not a registered owner, as of the Record Date, cannot vote his or her shares except by (i) the stockholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or (ii) the stockholder attending the Annual Meeting with a proxy or other authorization to vote from the registered owner and voting.

ITEM 1. ELECTION OF DIRECTORS

  It is intended that a proxy in the accompanying form, unless marked to the contrary, will be voted in favor of the election of Marshall D. Butler, Lawrence Butler, Donald K. Grierson, Frederic A. Heim, Kenneth W. Rind and Robert C. Streiter as directors of the Company for a term of one year, and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

  In the event any of the nominees should become unable or refuse to accept nomination or reelection to serve as a director, the persons named as proxies in the enclosed form of proxy may vote for the election of such person or persons as the Board of Directors of the Company may recommend in the place of such nominee or nominees. All nominees have consented to be named and have indicated their intent to serve if elected. Management knows of no reason why any of these nominees might be unable or refuse to accept nomination or election.

  Each of the nominees (other than Robert Streiter) is a current member of the Board of Directors who hold office until their successors are duly elected and qualified. Set forth below is certain information with respect to all Nominees.

Name                         Age     Principal Occupation for Past Five Years
----                         --- ------------------------------------------------
Marshall D. Butler..........  72 Chairman of the Board of Alpha since April 26,
                                  1993, and Director of Alpha since April 2,
                                  1993. From September 22, 1994 through April 19,
                                  1995, Mr. Butler served as Chief Executive
                                  Officer of Alpha. He has served as a director
                                  of AVX Corporation, a manufacturer of ceramic
                                  capacitors and a subsidiary of Kyocera
                                  Corporation, since 1973. Mr. Butler served as
                                  Chief Executive Officer of AVX Corporation from
                                  December 1973 until his retirement on April 1,
                                  1993. Mr. Butler was a director of Kyocera
                                  Corporation from January 1990 through June
                                  1995. Mr. Butler has been a director of Mass
                                  Mutual Corporate Investors and Mass Mutual
                                  Participation Investors since 1989. Mr. Butler
                                  is the father of Lawrence Butler. Member of the
                                  Executive and Compensation Committees.

Lawrence Butler.............  37 Mr. Butler has been President and Chief
                                  Executive Officer of Alpha since April 19,
                                  1995. He has served as a Director since, and
                                  was an executive vice president of Alpha from,
                                  September 1994. He has been director, president
                                  and sole shareholder of Camelia Group, Inc.,
                                  the general partner of Dot.Com Partners, L.P.,
                                  f/k/a Steel Partners, L.P. (private investment
                                  partnership), a Delaware limited partnership
                                  ("Dot.Com"), since 1990. Lawrence Butler is
                                  Marshall Butler's son. Member of the Executive
                                  Committee.

Name                        Age     Principal Occupation for Past Five Years
----                        --- ------------------------------------------------
Donald K. Grierson.........  64 Served as Vice-Chairman of the Board of Alpha
                                 from April 1993 through April 1995. From
                                 December 7, 1988 until April 26, 1993, Mr.
                                 Grierson served as Chairman of the Board of
                                 Alpha. He has been a director of Alpha since
                                 February 1, 1988. Since 1991, Mr. Grierson has
                                 also served as President and Chief Executive
                                 Officer of ABB Vetco Gray Inc., which designs,
                                 manufactures, sells and services highly
                                 engineered exploration and production equipment
                                 used by the worldwide oil and gas industry,
                                 primarily for offshore applications. Mr.
                                 Grierson currently serves as a director of
                                 Parametric Technology Inc., a developer and
                                 marketer of software products for the
                                 automation of the mechanical design process.
                                 Member of the Stock Option Committee.

Frederic A. Heim...........  72 Director of Alpha since April 2, 1993. Mr. Heim, a private investor, served as a director of
                                 Encino Savings and Loan, Van Nuys, California,
                                 from 1991 through 1994. He was a co-founder
                                 and, from 1981 to 1990, a director and
                                 Executive Vice President of Computer Memories
                                 Incorporated, which manufactured computer disk
                                 drives. Member of Audit, Stock Option and
                                 Compensation Committees.

Dr. Kenneth W. Rind........  63 Director of the Company since April 1995. Since
                                 1981, Dr. Rind has been Chairman of Oxford
                                 Venture Corporation, an independent venture
                                 capital management firm. Dr. Rind is currently
                                 a director of Vasomedical, Inc., a medical
                                 technology company, ESC Medical Systems, Ltd.,
                                 a medical equipment manufacturer, and several
                                 private companies. Member of Audit and Stock
                                 Option Committees.

Robert C. Streiter.........  39 President of Uni-Star Industries, Inc. since
                                 March 23, 1998 and President of Wakefield
                                 Engineering, Inc. since September 21, 1998. Mr.
                                 Streiter was previously employed at AVX Filters
                                 Corp. in the positions of Controller,
                                 Operations Manager and Plant Manager; and
                                 previously employed at Johanson Dielectrics,
                                 Inc. from November 1997 until he left to join
                                 Uni-Star.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                 VOTE FOR THE ELECTION OF THE SIX NOMINEES FOR
                    DIRECTOR NAMED IN THIS PROXY STATEMENT.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 31, 1999, the number and percentage of outstanding shares of Common Stock of the Company owned beneficially, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), by (i) each stockholder known by the Company to own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee of the Company; (iii) each named executive officer; and (iv) all directors, nominees and executive officers, as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                             Amount and Nature of     Percent
 Name and Address of Beneficial Owners(1)   Beneficial Ownership(2) of Class(2)
 ----------------------------------------   ----------------------- -----------
Marshall D. Butler(3)(4)...................          839,200           11.9%
Lawrence Butler(5).........................        1,214,059           16.7%
Donald K. Grierson(6)......................          210,000            3.0%
Frederic A. Heim(3)(7).....................           40,000              *
Dr. Kenneth W. Rind(8).....................           80,000            1.1%
Dot.Com Partners, L.P.(9)..................          850,060           12.3%
Robert C. Streiter(10).....................           43,800              *
Dimensional Fund Advisors Inc..............          415,900            6.0%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401(11)
Wellington Management(12)..................          405,000            5.8%
 75 State Street
 Boston, MA 02109
Lockhart Family Trust(13)..................          355,678            5.1%
 32551 Azores Road
 Dana Point, CA 92629
All Directors and Executive Officers as a
 Group (8 Persons)(14).....................        2,501,060           33.0%

--------
  * Constitutes less than 1%
 (1) Unless otherwise indicated, the address of each beneficial owner is c/o Alpha Technologies Group, Inc., 9465 Wilshire Blvd. Suite 980, Beverly Hills, CA 90212.
 (2) Includes shares deemed to be beneficially owned by such persons or entities pursuant to Rule 13d-3 promulgated under the Exchange Act because they have the right to acquire such shares within 60 days upon the exercise of options or similar rights or because such persons or entities have or share investment or voting power.
 (3) Does not include shares owned by Dot.Com of which Mr. M. Butler and Mr. Heim are each limited partners. Messrs. Butler and Heim disclaim beneficial ownership of such shares.
 (4) Includes 125,000 shares which Mr. M. Butler has the right to acquire upon the exercise of stock options within 60 days, and 217,900 shares owned by a trust of which Mr. M. Butler is a trustee.
 (5) Includes 850,060 shares owned by Dot.Com, 15,000 shares owned by a Trust of which Mr. L. Butler is trustee and 329,999 shares which Mr. L. Butler has the right to acquire upon the exercise of stock options within 60 days.
 (6) Includes 10,000 shares which Mr. Grierson has the right to acquire upon the exercise of stock options within 60 days.
 (7) Includes 35,000 shares that Mr. Heim has the right to acquire upon exercise of stock options within 60 days.
 (8) Includes 70,000 shares which Mr. Rind has the right to acquire upon the exercise of stock options within 60 days.
 (9) Shares owned by Dot.Com are also included in the number of shares reported as beneficially owned by Mr. L. Butler.
(10) Address is c/o Uni-Star Industries, Inc., 306 Pasadena Avenue, South Pasadena, CA 91030. Includes 5,000 shares that Mr. Streiter has the right to acquire upon exercise of stock options within sixty days. Includes 14,800 shares owned by Mr. Streiter's spouse. Mr. Streiter disclaims beneficial ownership of such shares.
(11) Dimensional Fund Advisors Inc. ownership as of December 31, 1998.
(12) Wellington Management Company, LLP ownership as of December 31, 1998.
(13) Lockhart Family Trust Ownership as shown on the Company's stock ledger as maintained by American Stock Transfer & Trust Company, the Company's transfer agent.
(14) Includes 640,800 shares which individuals in the group have the right to acquire upon the exercise of stock options which are exercisable within 60 days, 850,060 shares held by Dot.Com, 15,000 shares owned by a trust of which Mr. L. Butler is trustee, and 217,900 shares, owned by a trust of which Mr. M. Butler is a trustee.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The current executive officers of the Company are as follows:

Name                        Age                     Position
----                        --- ------------------------------------------------
Marshall D. Butler.........  72 Chairman of the Board
Lawrence Butler............  37 President and Chief Executive Officer
Johnny J. Blanchard........  40 Secretary, Treasurer and Chief Financial Officer
                                President, Wakefield Engineering, Inc.
Robert C. Streiter.........  39 and Uni-Star Industries, Inc.
Steve E. Chupik............  55 Vice President Administration

  Each officer of the Company holds office until his successor shall be duly elected and qualified or until his earlier death, resignation or removal.

  Mr. Blanchard has been Chief Financial Officer of the Company since September 1994; from December 1989, he was Controller of the Company; and from October 1988, he was General Accounting Manager of the Company. Mr. Blanchard is a Certified Public Accountant.

  Mr. Chupik has been Vice President Administration of the Company since August 1993, from May 1988, he was Vice President Human Resources of the Company.

                            EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of the Company during the last three fiscal years to the Company's "Named Executive Officers," the only executive officers who received compensation in excess of $100,000 during the fiscal year ended October 25, 1998.

                                                              Long Term
                             Annual Compensation             Compensation
                         ---------------------------       ----------------
                                                                Awards
                                                           ----------------
                                                              Securities
   Name and Principal    Fiscal                               Underlying     All Other
        Position          Year  Salary ($) Bonus ($) Other Options/SARs (#) Compensation
   ------------------    ------ ---------- --------- ----- ---------------- ------------
Lawrence Butler.........  1998   170,208        --     --       80,000(2)      12,306(3)
President and             1997   185,833        --     --       25,000(2)      11,400(3)
Chief Executive           1996   180,000        --     --           --          4,050(3)
 Officer(1)
Marshall D. Butler......  1998    59,375        --     --           --             --
Chairman of the Board     1997    75,000        --     --           --             --
                          1996   112,500        --     --           --             --
Robert C. Streiter......  1998    76,924    37,500     --      100,000(5)       2,308(6)
President--Uni-Star
 Industries, Inc.
President--Wakefield
 Engineering, Inc.(4)
Michael A. Hoffman......  1998   143,366        --     --                      44,930(9)
President--Wakefield      1997   150,000    27,541     --       85,000(8)       7,865(9)
 Engineering, Inc.(7)

--------
(1) On April 19, 1995, Lawrence Butler became President and Chief Executive Officer of the Company at a salary of $180,000 per annum. In September 1995, Mr. Butler entered into a three-year employment agreement with the Company. Effective September 1, 1997, Mr. L. Butler's salary increased to $215,000 per annum. See "Employment Agreements".
(2) On August 19, 1997, Mr. L. Butler was granted 16,695 incentive stock options which are exercisable at $3.9875 per share and 8,305 non-qualified stock options which are exercisable at $3.625 per share. All options were granted under the Company's stock option plan. On the date of the grant, the fair market value of the shares was $3.625. On January 15, 1998, Mr. L. Butler was granted 25,220 incentive stock options which are exercisable at $3.875 per share and 54,780 non-qualified stock options which are exercisable at $4.2625 per share. All options were granted under the Company's stock option plan. On the date of the grant, the fair market value of the shares was $3.875.
(3) Represents car allowance of $7,200; employer 401(k) matching contribution of $4,500 for 1998; represents car allowance of $6,900; employer 401(k) matching contribution of $4,500 for 1997, and a 401(k) matching contribution of $4,050 for 1996.
(4) Mr. Streiter joined Uni-Star as President on March 23, 1998 and assumed the additional responsibility of President of Wakefield on September 21, 1998.
(5) On April 14, 1998 Mr. Streiter was granted 15,000 incentive stock options which are exercisable at the fair market value on such date, $4.5938. These options were replaced with new options effective October 21, 1998 with a price of $1.8750 per share. On October 21, 1998 Mr. Streiter was granted 85,000 incentive stock options which are exercisable at the fair market value on such date, $1.8750.
(6) Represents 401(k) matching contributions.
(7) Mr. Hoffman ceased serving as President of Wakefield in September, 1998.
(8) These options have been canceled as Mr. Hoffman ceased being employed by the Company on October 31, 1998.
(9) Represents car allowance of $4,571, employer 401(k) matching contribution of $5,455, and severance payments of $34,904 including unused accrued vacation time for 1998. Represents car allowance of $4,490 and employer 401(k) matching contribution of $3,375 for 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding grants to stock options to the Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.

                                         % of                              Potential Realizable
                                       Options/                          Value at Assumed Annual
                                         SARs                                 Rates of Stock
                                      Granted to                         Appreciation for Option
                                       Employees                                 Term ($)
                         Options/SARs   during     Exercise   Expiration ------------------------
Name                       Granted    Fiscal Year Price/Share    Date    5% per year 10% per year
----                     ------------ ----------- ----------- ---------- ----------- ------------
Lawrence Butler (1).....    25,220       5.62%      3.8750     1/14/2003   27,000       59,664
                            54,780      12.21%      4.2650     1/14/2003   37,420      108,367
Robert C. Streiter.....*    15,000       3.34%      4.5938     4/13/2003   19,038       42,068
                            85,000      18.95%      1.8750    10/20/2003   44,032       97,300

--------
* Subsequent to year end, these options were replaced with 15,000 options that have an exercise price of $1.8750, the fair market value on October 21, 1998.

  Aggregated Option/SAR Exercises in Last Fiscal Year Ended October 25, 1998
                           and FY-End Option Values

  The following table sets forth information regarding each exercise of stock options during the fiscal year ended October 25, 1998 by the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons.

                                                                       Value
                                                      Number of     Unexercised
                                                     Unexercised   In-the-Money
                                  Shares              Options at    Options At
                                 Acquired             FY-End (#)      FY-End
                                    on      Value    Exercisable/  Exercisable/
                                Exercise # Realized Unexercisable  Unexercisable
                                ---------- -------- -------------- -------------
Lawrence Butler................    -0-       -0-    303,333/96,667     $0/$0
Marshall Butler................    -0-       -0-    86,667/38,333      $0/$0
Robert C. Streiter.............    -0-       -0-       0/00,000        $0/$0

Employment Agreements

  On September 29, 1995, the Company and Mr. L. Butler entered into a three year employment agreement (the "Agreement"). Under the Agreement, Mr. Butler is entitled to a base annual salary of $180,000 for the first year of the term with annual reviews of such base salary by the Board of Directors. In addition, the Agreement provides for an annual bonus based on the Company's earnings from continuing operations, less minority interest and before provision for income taxes.

  Effective March 23, 1998, the Company's Uni-Star subsidiary entered into a one year employment agreement with Robert C. Streiter, pursuant to which Mr. Streiter is to serve as Uni-Star's president. Under the agreement, Mr. Streiter is to receive an annual salary of $125,000, participate in the Company's bonus plan, and receive options to purchase 15,000 shares of the Company's common stock pursuant to the Company's 1994 Stock Option Plan. The Company is currently working on a new employment agreement with Mr. Streiter.

Retirement Plans

  The Company has adopted a 401-K Savings/Stock Purchase Plan (the "401-K Plan") pursuant to which employees of the Company, including officers and directors who are full-time employees, may elect to contribute up to 6% of their salaries with the Company contributing an amount equal to one-half the employee's contribution. The amounts contributed by the Company vest over the first five (5) years of a person's employment by the Company. Employees may also contribute certain additional amounts of their salaries to the 401-K Plan without matching contributions by the Company. Income on the amounts held in the 401-K Plan is not subject to Federal income tax until withdrawal. Amounts held in the 401-K Plan are generally distributable to an employee upon normal retirement at age 59 or upon the death or disability of the employee. The Company does not maintain any pension plans.

Stock Option Plans and Agreements

  While the Company currently has stock options outstanding under three plans:
1981 Incentive Stock Option Plan and the 1985 and 1994 Stock Option Plans (collectively, the "Stock Option Plans"), options may only be granted under the 1994 Plan.

  As of March 31, 1999, the number of shares available for future grant under the 1994 Plan was 288,700, and as of such date the Company had outstanding options to acquire an aggregate of 1,185,900 shares of Common Stock under all Stock Option Plans.

Compensation of Directors

  On January 15, 1998, the Company's board of directors approved an amendment to the Company's 1994 Stock Option Plan to provide for the annual grant (for the next three years) of options to purchase 10,000 Shares to each director who is not an employee of the Company. Directors who are officers of or consultants to the Company will not receive any additional compensation for serving on the Board of Directors or its committees. Previously, the compensation plan provided for payment to directors who are not officers of or consultants to the Company of $1,000 for each meeting of the Board of Directors or any of its committees attended in person (plus reimbursement of travel expenses) and $250 for each telephonic meeting in which a Director participates.

Compensation Committee Interlocks and Insider Participation

  The Board has a Compensation Committee, which currently consists of Marshall
D. Butler and Frederic A. Heim. For services as Chairman of the Board of Directors, Marshall Butler received compensation of $59,375 during the last fiscal year.

Compensation Committee Report

  The compensation paid to Lawrence Butler for the fiscal year ended October 25, 1998 was determined pursuant to his employment agreement which was entered into on September 29, 1995. The agreement provides for a base annual salary, subject to annual review, of $180,000, plus a bonus based on the Company achieving certain approved targeted earnings. Prior to determining Mr. Butler's salary, the Committee reviewed available surveys of compensation packages for chief executives in the electronics components manufacturing industry. The Committee recommended an increase to Mr. L. Butler's salary of $35,000 effective beginning in fiscal 1997. Mr. L. Butler was not entitled to, and did not receive, a bonus for fiscal 1998. In addition, Mr. L. Butler was granted options to purchase 80,000 shares of the Company's common stock during the year ended October 25, 1998.

  It is the Committee's policy to provide its executive officers with a moderately competitive salary and for incentives in the form of a stock options and cash bonuses tied to targeted earnings. The Committee believes that Mr. L. Butler's employment agreement reflects these policies.

                                          Marshall D. Butler
                                          Frederic A. Heim

Performance Graph

  The graph below compares the cumulative total shareholder's return of the common stock of the Company for the last five years with the NASDAQ Composite Index and the Standard & Poor's Electronic Components and Parts Manufacturers. The graph assumes the value of the fixed investment was $100 on October 31, 1993, and that all dividends were reinvested.



                              [Graph appears here]

                                                               NASDAQ   Industry
                     Measurement Period                 Alpha Composite  Group
                     ------------------                 ----- --------- --------
      October 31, 1993.................................  100     100      100
      October 31, 1994.................................  174     100      102
      October 31, 1995.................................  352     133      126
      October 31, 1996.................................  161     157      181
      October 31, 1997.................................  157     205      235
      October 31, 1998.................................   59     227      304

                       MEETINGS OF BOARD AND COMMITTEES

  During the fiscal year ended October 25, 1998, the Board of Directors of the Company held 7 meetings and acted by unanimous written consent once. The Board of Directors has a standing Audit Committee to assist the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices. The current members of this committee are Frederic Heim and Kenneth Rind. The Audit Committee held one formal meeting in fiscal year 1998. The Board of Directors also has a standing Compensation Committee to assist the Board of Directors in reviewing the compensation levels of officers and directors of the Company. The current members of this committee are Marshall Butler and Frederic Heim. The Compensation Committee held one formal meeting in fiscal year 1998. The Board of Directors has an Executive Committee, which has all authority of the Board of Directors to the extent permissible under Delaware General Corporation law. The Executive Committee consists of Marshall Butler and Lawrence Butler. During fiscal year 1998, the Executive Committee consulted with each other and management frequently. The Company has a Stock Option Committee, which is charged with the function of administering the Company's stock option plans. The members of the Stock Option Committee are Donald K. Grierson and Kenneth Rind. The Stock Option Committee met two times and acted by unanimous written consent four times during fiscal year 1998.

  Each director participated in more than 75% of the total number of Board of Directors' meetings and Board of Directors' committee meetings held during such director's tenure on the Board of Directors or committee, as the case may be, during the fiscal year ended October 25, 1998.

ITEM 2--APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN

  At the Meeting, stockholders will be asked to approve an amendment to the Company's 1994 Stock Option Plan (the "Plan") to increase the number of Shares subject to the Plan from 1,325,000 to 1,625,000. There are currently 956,300 options outstanding under the Plan and, without the Amendment, 288,700 available for grant. The Company's board of directors approved the Amendments on March 30, 1999. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting is necessary to approve the Amendment.

Summary of the Plan

  The following summary of the Plan is not intended to be complete, and is qualified in its entirety by reference to the Amended and Restated Plan itself, a copy of which is attached hereto as Appendix A.

  The primary purpose of the Plan is to provide a continuing, long-term incentive to certain employees, directors and consultants of the Company and its subsidiaries so that the Company will be able to attract and retain qualified personnel and provide such individuals with a sense of proprietorship and personal involvement in the development and financial success of the Company. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted to outside directors and consultants under the Plan will be Options which do not constitute Incentive Stock Options. The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it a qualified plan under Section 401(a) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES."

Administration

  The Plan is administered by a Committee (the "Committee") consisting of, and appointed by the Board of Directors (the "Board"), not less than two outside members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. The interpretations and constructions by the Committee of any provisions of the Plan and of Options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder. The present members of the Committee are Donald Grierson and Kenneth Rind.

  The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive Options, the time when they will receive such Options, the purchase price and the number of Shares which will be subject to each Option, and the other terms and provisions of the respective Options (which need not be identical).

Eligibility and Extent of Participation

  Options may be granted only to employees, consultants and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors of the Company or any such parent or subsidiary corporation. As of April 16, 1999, approximately 582 individuals were eligible to receive Options, and Options were held by 47 individual(s) under the Plan. The maximum number of Options that may be granted to any one individual under the Plan during any calendar year may not exceed 100,000. Subject to the terms of the Plan, the Committee has full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

  Under the Amended and Restated Plan, "Outside Directors", i.e., those not also serving as officers or employees of the Company or any of its subsidiaries, will automatically receive options to purchase 10,000 Shares at the Annual Meetings held in 1998, 1999 and 2000. Such options will vest one year from the date of grant, be exercisable at the fair market value on the date of grant and will expire on the date that is the earlier of (x) five years from the date of grant or (y) 90 days after the optionee ceases serving as a director of the Company.

Purchase Price and Exercise of Options

  The purchase price for each Share issuable upon exercise of an Option shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock options plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee may authorize the purchase price to be paid in whole, or in part, by delivery of shares of the Company's common stock having a fair market value equal to the option exercise price.

  An Option may be exercised in such amounts and at such times as may be determined by the Committee at the time of grant of such Option. To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

Expiration and Transfer of Options

  Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only he may exercise his Option.

Adjustment of Shares

  If any change is made in the Shares subject to the Plan, or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of

Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of Shares subject to the Plan, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate.

  The Amendments to the Plan are effective upon the date of their adoption by the Board, provided they are approved by the stockholders of the Company at the Annual Meeting. Except with respect to Options then outstanding, the Plan terminates on September 12, 2004, after which no further Options shall be granted.

Amendments to and Termination of the Plan

  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

Incentive Stock Options

  The following is a discussion of the Federal income tax treatment accorded to Incentive Stock Options.

  No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code.

  If the requirements of Section 422 of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder within two years after the grant of the Option and within one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as long-term capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422 of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the Option price, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. In addition, capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than twelve months by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the Option price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

  If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

Non-Incentive Options

  No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any addition tax deduction to the Company The taxable event arising from exercise of non-qualified stock options by officers of the Company subject to Section 16(b) of the Securities Act of 1934 occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not being to run until the completion of such period.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL
                              TO AMEND THE PLAN.

The following gives information with respect to options that have been granted under the Plan:

                                     Options Weighted Avg.            Percentage
                                     Granted Exercise Price           of Options
               Name                    (#)   Per Share ($)  Exp. Date  Granted
               ----                  ------- -------------- --------- ----------
Lawrence Butler....................  275,000     $4.77      9/13/99-     28.3%
President and Chief Executive                               1/14/03
 Officer

Marshall Butler....................  100,000     $5.44      4/19/2000    10.3%
Chairman of the Board

Robert C. Streiter.................  100,000     $1.875     10/20/03     10.3%
President, Uni-Star Industries,
 Inc.
 President, Wakefield Engineering,
 Inc.

All Executive Officers as a Group..  543,800     $4.15      9/13/99-     55.9%
(5 in number)                                               10/20/03

All Current Non-Executive Directors
 as a Group........................   90,000     $5.38      4/6/00-       9.3%
(3 in number)                                               4/20/03

All Non-Executive Officer
 Employees.........................  313,315     $1.99      10/20/03     34.8%

                             STOCKHOLDER PROPOSALS

  All stockholder proposals which are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 28, 1999.

                          FILINGS UNDER SECTION 16(a)

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file. Other than Lawrence Butler, the Company is not aware of any beneficial owner of more than ten Percent of its Common Stock.

  Based on a review of the copies of the Forms furnished to the Company, the Company believes that all filing requirements applicable to its officers and directors were complied with in a timely manner during fiscal year 1998.

                 THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP was appointed the Company's independent public accountants for 1998. A representative of Arthur Andersen LLP is expected to be present at the 1999 Annual Meeting of Shareholders, and will be available to answer appropriate questions, and will have an opportunity to make a statement if such representative should desire.

                                OTHER BUSINESS

  The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment.

  The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please complete, sign and date the enclosed form of proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Lawrence Butler
                                          Lawrence Butler,
                                          President and Chief Executive
                                           Officer

Dated: April 29, 1999

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 25, 1998, WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, ALPHA TECHNOLOGIES GROUP, INC., 1155 DAIRY ASHFORD, SUITE 216, HOUSTON, TX 77079.

                                                                     APPENDIX A

                        ALPHA TECHNOLOGIES GROUP, INC.
                            1994 STOCK OPTION PLAN
                            AS AMENDED AND RESTATED
                             AS OF MARCH 30, 1999

I. PURPOSE OF THE PLAN

  The ALPHA TECHNOLOGIES GROUP, INC. 1994 STOCK OPTION PLAN as amended and restated, (the "Plan"), is intended to provide a means whereby certain employees, consultants and directors of ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees, consultants and directors ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted to employees under the Plan may be either incentive stock options ("Incentive Stock Options"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute Incentive Stock Options. Options granted to consultants and non-employee directors under the Plan will be Options which do not constitute Incentive Stock Options.

II. ADMINISTRATION

  The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 100,000 (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III. OPTION AGREEMENTS

  (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee.

  The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that, except as provided in Subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

  (b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the last reported sales price of the Stock (i) reported by the National Market System of NASDAQ on that date or
(ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such price of the Stock is so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

  (c) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

IV. ELIGIBILITY OF OPTIONEE

  (a) Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants or directors (but not also employees) of the Company or any such parent or subsidiary corporation. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

  (b) On the day of the Annual Meeting of Shareholders held in 1998, 1999 and 2000, each person elected or re-elected as a director who is not also an employee of the Company or any of its subsidiaries shall be granted Options to purchase 10,000 shares of Stock. Such Options, which will not be Incentive Stock Options, shall be exercisable at the fair market value of stock on the day of the Annual Meeting, shall vest one year from the date of grant and shall be exercisable until the date that is the earlier of five years from the date of grant or 90 days after the Optionee ceases to be a director of the Company.

V. SHARES SUBJECT TO THE PLAN

  The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 1,625,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding.

  Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

  Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI. OPTION PRICE

  The exercise price of Stock issued under each Option shall be determined by the Committee, but in the case of an Incentive Stock Option, such exercise price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.

VII. TERM OF PLAN

  The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval.

  Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board, which such date is September 12, 2004.

VIII. RECAPITALIZATION OR REORGANIZATION

  (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

  (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

  (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares,
(3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

  (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

  (e) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

  (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the exercise price per share.

IX. AMENDMENT OR TERMINATION OF THE PLAN

  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

X. SECURITIES LAWS

  (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

  (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

XI. APPROVAL OF AMENDED AND RESTATED PLAN

  The Amended and Restated Plan was approved by the Company's Board on March 30, 1999, subject to stockholder approval at the Company's Annual Meeting of Stockholders held in 1999.

                        ALPHA TECHNOLOGIES GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 MAY 26, 1999

     The Undersigned hereby appoints Marshall D. Butler and Lawrence Butler, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side, all shares of Common Stock, $.03 par value, of Alpha Technologies Group, Inc. (the "Company") held of record by the undersigned as of the close of business on April 23, 1999, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on May 26, 1999, at 750 Lexington Avenue, 27th Floor, New York, NY 10022, and at any adjournments or postponements thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR, AND FOR THE PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN, AND AS SET FORTH IN THE PROXY STATEMENT, WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN IN CONNECTION WITH ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR SUCH NOMINEES.

                                                        SEE REVERSE
                                                           SIDE

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE


[X] Please mark votes as in this example.

1. ELECTION OF DIRECTORS TO A ONE-YEAR TERM.                            2. APPROVAL OF AMENDMENTS TO 1994 STOCK OPTION PLAN.

Nominees: Marshall D. Butler, Lawrence Butler, Donald K. Grierson,         [_] FOR   [_] AGAINST   [_] ABSTAIN
Frederic A. Heim, Kenneth W. Rind and Robert C. Streiter
                                                                        3. FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY
Proxies not marked to withhold authority will be voted FOR the             PROPERLY COME BEFORE THE MEETING AND ANY
election of all nominees whose names are not written on the line           ADJOURNMENTS OR POSTPONEMENTS THEREOF.
below.
                                                                        Proxies not marked will be voted FOR all nominees in
[_] FOR ALL NOMINEES      [_] WITHHELD FROM ALL NOMINEES                Proposal 1 and FOR the Proposal to Amend the
                                                                        1994 Stock Option Plan in proposal 2.
[_]_________________________________________________
   For all nominees except as noted above                               MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [_]

[_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.                        IMPORTANT: Signatures should correspond exactly with
                                                                        the name(s) as they appear on the stock record books of
                                                                        the Company. Each joint owner shall sign. Executors,
                                                                        administrators, trustees, etc. should give full title.

                                                                        Signature:__________________________ Date: ___________


                                                                        Signature:__________________________ Date: ___________
                                                                                       IF HELD JOINTLY